Exhibit 21.1

RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP

List of Subsidiaries

Canada

1039596 B.C. Unlimited Liability Company

8997896 Canada Inc.

1013414 B.C. Unlimited Liability Company

1013421 B.C. Unlimited Liability Company

1011778 B.C. Unlimited Liability Company

1014364 B.C. Unlimited Liability Company

1014369 B.C. Unlimited Liability Company

1019334 B.C. Unlimited Liability Company

1016864 B.C. Unlimited Liability Company

P11 Limited Partnership

1016872 B.C. Unlimited Liability Company

P22 Limited Partnership

1016878 B.C. Unlimited Liability Company

P33 Limited Partnership

1016883 B.C. Unlimited Liability Company

P44 Limited Partnership

1024670 B.C. Unlimited Liability Company

1024678 B.C. Unlimited Liability Company

1026672 B.C. Unlimited Liability Company

1028539 B.C. Unlimited Liability Company

1029261 B.C. Unlimited Liability Company

1016869 B.C. Unlimited Liability Company

1016893 B.C. Unlimited Liability Company

1057463 B.C. Unlimited Liability Company

1057730 B.C. Ltd.

1057639 B.C. Unlimited Liability Company

1057772 B.C. Unlimited Liability Company

1057837 B.C. Unlimited Liability Company

1057490 B.C. Unlimited Liability Company

1057448 B.C. Unlimited Liability Company

Burger King Canada Holdings Inc.

Burger King Saskatchewan Holdings Inc.

CLP-lax Limited Partnership

GPAir Limited

Grange Castle Holdings Limited

The TDL Group Corp.

Tim Hortons Canadian IP Holdings Limited Partnership

Tim Hortons Advertising and Promotion Fund (Canada) Inc.

Argentina

BK Argentina Servicios, S.A.

Brazil

Burger King du Brasil Assessoria a Restaurantes Ltda.

China

BK (Shanghai) Business Information Consulting Co., Ltd.

Burger King (Shanghai) Commercial Consulting Co. Ltd.

Germany

Burger King Beteiligungs GmbH

BK Grundstuecksverwaltung Beteiligungs GmbH

BK Grundstuecksverwaltung GmbH & Co. KG

Hong Kong

Ansons Holding Limited

Israel

Burger King Israel Ltd.

Italy

Burger King Italia S.r.l.

Japan

BK ASIAPAC (JAPAN) Y.K.

Luxembourg

Burger King (Luxembourg) 2 S.a.r.l

Burger King (Luxembourg) 3 S.a.r.l

Burger King (Luxembourg) S.a.r.l

Tim Hortons International S.A.

Malaysia

BK ASIAPAC (M) SDN BHD.

Mexico

Adminstracion de Comidas Rapidas, SA de CV

Inmobiliaria Burger King, S. de R.I. de C.V.

Netherlands

Burger King Nederland Services B.V.

Puerto Rico

Burger King de Puerto Rico, Inc.

Singapore

BK AsiaPac, Pte. Ltd.

South Africa

Burger King South Africa Holdings (Pty) Ltd.

Spain

Burger King General Service Company, S.L.

Sweden

Burger King AB

Switzerland

Burger King Schweiz GmbH

Burger King Europe GmbH

Taiwan

Home Chain Food Ltd.

Turkey

Burger King Gida Sanayi Ve Ticaret Limited Sirketi

United Kingdom

BurgerKing Ltd.

Burger King (United Kingdom) Ltd.

BK (UK) Company Limited

Hayescrest Ltd.

Huckleberry’s Ltd.

Mini Meals Limited

Burger King UK Pension Plan Trustee Company Limited

Tim Hortons (Ireland) Limited

U.S.A.

BK Acquisition, Inc.

BK CDE, Inc.

BK Whopper Bar, LLC

Blue Holdco 1, LLC

Blue Holdco 2, LLC

Blue Holdco 3, LLC

Blue Holdco 4 LLC

Blue Holdco 22, LLC

Blue Holdco 44, LLC

Blue Holdco 99, LLC

Blue Holdco 440, LLC

Burger King Capital Holdings, LLC

Burger King Capital Finance, Inc.

Burger King Corporation

Burger King Holdings, Inc.

Burger King Holdco, LLC

Burger King Interamerica, LLC

Burger King Sweden Inc.

Burger King Worldwide, Inc.

Distron Transportation Systems, Inc.

Moxie’s, Inc.

New Red Finance Inc.

SBFD Holding Co.

Tim Donut U.S. Limited, Inc.

Tim Hortons USA Inc.

Tim Hortons (New England), Inc.

THD Coffee Co.

The Melodie Corporation

The Tim’s National Advertising Program, Inc.

TPC Number Four, Inc.

TQW Company

Uruguay

Jolick Trading, S.A.

Venezuela

BK Venezuela Servicios C.A.